Exhibit 1.1

JADE VALUE ACQUISITION CORPORATION

7,500,000 Units

Units, each consisting of one (1) Class A ordinary share,

$0.0001 par value, one-half of one warrant, and one right to receive one-tenth of one (1) Class A ordinary share

UNDERWRITING AGREEMENT

[●], 2021

UNDERWRITING AGREEMENT

[●], 2021

US Tiger Securities, Inc.

EF Hutton, division of Benchmark Investments, LLC

as Representatives of the Underwriters named on Schedule A hereto

437 Madison Avenue, 27th Floor

New York, New York 10022

Ladies and Gentlemen:

Jade Value Acquisition Corporation, a Cayman Islands exempted company (the “Company”), proposes to issue and sell to US Tiger Securities, Inc. (“US Tiger”) and EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”, together with US Tiger, hereinafter referred to as “you”, or the “Representatives”) and with the other underwriters named on Schedule A hereto for which you are acting as representatives (the Representatives and the other Underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”), an aggregate of 7,500,000 units (the “Units”) of the Company (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,125,000 additional Units to cover over-allotments, if any (the “Option Securities,” and together with the Underwritten Securities, being hereinafter called the “Securities”).

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one-half of one redeemable warrant (the “Warrant(s)”) and one right (the “Right (s)”) to receive one-tenth of one (1) Ordinary Share. The Ordinary Shares included in the Units (the “Public Shares”) , Warrants and Rights included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (or, if such date is not a business day, the following business day) (unless the Representatives inform the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the offering of the Securities, (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50 per share during the period commencing on the later of thirty (30) days after the completion by the Company of an initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering (as defined below) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation (as defined below). As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The Company has entered into an Investment Management Trust Agreement, effective as of [●], 2021, with Wilmington Trust, National Association (“Wilmington”), as trustee, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Shares (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Representatives and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, effective as of [●], 2021, with Vstock Transfer LLC (“Vstock”), as warrant agent, with respect to the Warrants, in substantially the form filed as Exhibit [4.5] to the Registration Statement (the “Warrant Agreement”), pursuant to which Vstock will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company has entered into a Right Agreement, effective as of [●], 2021, with Vstock as right agent, with respect to the Rights, in substantially the form filed as Exhibit 4.6 to the Registration Statement (the “Right Agreement”), pursuant to which Vstock will act as right agent in connection with the issuance, registration, transfer and exchange of the Rights.

The Company has entered into a Securities Subscription Agreement, dated as of April 16, 2021 (the “Sponsor Share Subscription Agreement”), with Jade Value Holdings Limited, a British Virgin Islands company (the “Sponsor”), pursuant to which the Sponsor paid an aggregate of $25,000 to cover for certain expenses on behalf of the Company in exchange for the issuance of 2,300,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”). On May 11, 2021, the Sponsor surrendered 1,150,000 Founder Shares. On November 8, 2021, the Sponsor was issued additional 1,006,250 Founder Shares at no additional consideration in connection with the Company’s upsizing of the Offering from $40,000,000 to $75,000,000. As a result, the Sponsor acquired 2,156,250 Founder Shares for an aggregate purchase price of $25,000.

The Company has entered into a Private Placement Share Purchase Agreement, dated as of [●], 2021 (the “Private Placement Share Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement. Pursuant to the Private Placement Share Purchase Agreement, the Sponsor agreed to purchase an aggregate of 320,000 Ordinary Shares (or up to 342,500 Ordinary Shares if the over-allotment option is exercised in full) (the “Private Shares”), for $10.00 per Private Share in a private placement closing simultaneously with the closing of the Offering and intended to be exempt from registration under Section 4(a)(2) of the Act. The Private Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of [●], 2021, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares (including any Ordinary Shares issued or issuable upon conversion of any such Founder Shares), the Private Shares, any Ordinary Share issued or issuable upon the exercise of any such Private Shares and certain warrants that may be issued upon conversion of working capital loans (including the Ordinary Shares underlying such warrants).

The Company has caused to be duly executed and delivered a letter agreement, dated as of [●], 2021, by and among the Company, the Sponsor, the Company’s officers, directors and director nominees substantially in the form filed as Exhibit 10.2 to the Registration Statement (the “Insider Letter”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Commission a registration statement on Form S-l (File No. 333-258053), including a prospectus, covering the registration of the offer and sale of the Securities. Such registration statement was declared effective by the Commission under the Act. The term “Registration Statement” means such registration statement, including the amendments, the exhibits and any schedules thereto, at the time it was declared effective by the Commission under the Act, and including the Rule 430A Information (as defined below); provided, however, that the term “Registration Statement” shall include any registration statement filed pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”). Each prospectus used prior to the effectiveness of the Registration Statement under the Act, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus relating to the Securities in accordance with the provisions of Rule 430A under the Act (“Rule 430A”) and Rule 424(b) under the Act (“Rule 424(b)”). Such prospectus, in the form first furnished to the Representatives for use in connection with the offer and sale of Securities, is referred to herein as the “Prospectus.” The information included in the Prospectus that was omitted from the above-mentioned registration statement at the time it was declared effective by the Commission under the Act but that is deemed to be part of the Registration Statement at such effective time pursuant to Rule 430A(b) is referred to herein as the “Rule 430A Information.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:00 p.m., New York City time, on [●], 2021, or such other time as agreed by the Company and the Representatives.

“Disclosure Package” means the most recent preliminary prospectus issued and delivered by the Company to the Representatives for general distribution to investors prior to the Applicable Time and the number of Securities and the initial offering price per Unit and the Time of Delivery Information, if any, set forth on Schedule B hereto, all considered together.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Act (“Rule 405”)) relating to the Securities.

“Initial Shareholder” means any beneficial owner of the Company’s unregistered securities.

“Liquidation” means the distributions of the Trust Account to the Public Shareholders (as defined in Section 1(b)) in connection with the redemption of the Public Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Amended and Restated Memorandum and Articles of Association”), if the Company fails to consummate a Business Combination.

“Testing-the-Waters Communication” means any oral or written communication with investors undertaken in reliance of Section 5(d) of the Act.

“Transaction Agreements” means this Agreement, the Trust Agreement, the Warrant Agreement, the Right Agreement, the Sponsor Share Subscription Agreement, the Private Placement Share Purchase Agreement and the Registration Rights Agreement.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

As used in this Agreement, “business day” shall mean a day on which The NASDAQ Capital Market (“Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Sale and Delivery of Securities. (a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, who agree to purchase from the Company, the number of Underwritten Securities set forth opposite the name of the Underwriters in Schedule A hereto, at a purchase price of $9.80 per Unit (the “Underwritten Purchase Price”). The Company is advised by the Underwriters that the Underwriters intend (i) to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the Underwriter’s judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus (the “Offering”). The Underwriters may from time to time increase or decrease the public offering price of the Securities after the initial public offering to such extent as the Underwriters may determine.

(b) In addition to the discount from the public offering price represented by the Underwritten Purchase Price set forth in the first sentence of Section 1(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit of the Securities purchased hereunder (the “Underwritten Deferred Discount”), which Underwritten Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Underwriters upon the Company’s consummation of its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated by the Company within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Public Shares sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Underwritten Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Underwritten Deferred Discount to the Public Shareholders on a pro rata basis.

(c) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase, up to 1,125,000 Option Securities, at a purchase price of $9.80 per Unit (the “Option Purchase Price”). Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by the Underwriters shall be based upon the same percentage of the total number of the Option Securities to be purchased by the Underwriters as the Underwriters are purchasing of the Underwritten Securities, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

(d) The Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit of the Option Securities purchased hereunder (the “Option Deferred Discount” and together with the Underwritten Deferred Discount, the “Deferred Discount”), which Option Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Underwriters, on behalf of the Underwriters, upon the Company’s consummation of its initial Business Combination. The Underwriters hereby that if no Business Combination is consummated by the Company within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Shareholders (i) the Underwriters will forfeit any rights or claims to the Option Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Option Deferred Discount to the Public Shareholders on a pro rata basis.

(e) Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates or security entitlements in respect of the Securities to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Payment and delivery of the Underwritten Securities and, if the option provided for in Section 1(c) hereof shall have been exercised on or before the second Business Day prior to the Time of Purchase (as defined below), the Option Securities related to such exercise, shall be made at 9:00 A.M., New York City time, on [●], 2021 (unless another time shall be agreed to by the Underwriters and the Company). The time at which such payment and delivery are to be made is herein referred to as the “Time of Purchase.” Electronic transfer of the Securities shall be made to the Underwriters at the Time of Purchase in such names and in such denominations as the Underwriters shall specify.

(f) If the option provided for in Section 1(c) hereof is exercised after the second Business Day prior to the Time of Purchase, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriters, through the facilities of the DTC on the date specified by the Underwriters (which shall be at least two Business Days after exercise of said option) for the accounts of the Underwriters, against payment by the Underwriters of the purchase price thereof. If settlement for any Option Securities occurs after the Time of Purchase, the Company will deliver to the Underwriters on the settlement date for such Option Securities (an “Option Securities Settlement Date”), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered pursuant to Section 5 hereof.

(g) Intentionally omitted.

(h) Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Securities shall be made at the offices of Winston & Strawn LLP at 800 Capitol Street, Suite 2400, Houston, Texas 77002-2925, at 9:00 A.M., Houston time, at the Time of Purchase. No “in person” closing shall be required, and deliveries of documents may be undertaken by electronic means.

2. Representations and Warranties. (a) The Company represents and warrants to the Underwriters on the date of this Agreement, the Applicable Time, the Time of Purchase and any Option Securities Settlement Date (collectively, a “Representation Date”), and agrees with the Underwriters, as follows:

(i)	Each of the Registration Statement and any post-effective amendment thereto, including any Rule 462(b) Registration Statement, is effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

(ii)	Each of the Registration Statement and any post-effective amendment thereto, at the time of its initial effectiveness complied in all material respects with the requirements of the Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)	Neither the Registration Statement nor any amendment thereto, at its initial effectiveness, the Time of Purchase or any Option Securities Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at the Applicable Time, the Time of Purchase and any Option Securities Settlement Date, neither (A) the Disclosure Package nor (B) any individual Written Testing-the-Waters Communication, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Time of Purchase or at any Option Securities Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters Information (as defined in Section 9 below).

(iv)	The Company has filed with the Commission a Form 8-A (File No. 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(v)	The Company has not made any offer relating to the Securities that would constitute a Free Writing Prospectus.

(vi)	From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vii)	The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to the underwriters.

(viii)	The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the date of the closing of the Offering the adjusted share capitalization set forth therein.

(ix)	The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. The Company has not received any notice from Nasdaq regarding the delisting or potential delisting of the Securities. The certificates for the Securities are in due and proper form.

(x)	The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver each of the Transaction Agreements and to carry out the transactions contemplated hereby and thereby and to issue, sell and deliver the Securities and the Private Shares as contemplated herein.

(xi)	The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (A) have a material adverse effect on the business, properties, condition (financial or otherwise), liquidity, results of operations or prospects of the Company or (B) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”). The Company has no subsidiaries.

(xii)	All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of issued and outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or ownership interests in the Company are outstanding.

(xiii)	The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to the laws of its jurisdiction of incorporation or the Company’s Amended and Restated Memorandum and Articles of Association or any agreement or other instrument to which the Company is a party. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiv)	The Public Shares included in the Units have been duly authorized and, when issued in accordance with the Amended and Restated Memorandum and Articles of Association of the Company and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(xv) The Warrants and Rights included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement or the Right Agreement, as applicable, against payment for the Securities by the Underwriters pursuant to this Agreement, as applicable, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xvi)	The Ordinary Shares issuable upon exercise of the Warrants and exchange of the Rights included have been duly authorized and reserved for issuance upon exercise thereof and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the Warrant Agreement and the Right Agreement, as applicable, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xvii)	The Ordinary Shares issuable upon conversion of the Founder Shares have been duly authorized and reserved for issuance upon conversion thereof and, when executed by the Company and countersigned, and issued and delivered in accordance with the terms of the Class B ordinary shares, of the Company, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xviii)	The share capital of the Company, including the Ordinary Shares, Warrants, Rights, Units, Private Shares and Founder Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(xix)	Except as set forth in the Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement (including the Registration Statement) to be filed by the Company.

(xx)	No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(xxi)	Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(xxii)	The Private Shares, when executed, authenticated, issued and delivered against payment therefor by the Sponsor, pursuant to the Private Placement Share Purchase Agreement, will be validly issued, fully paid and non-assessable.

.

(xxiii)	Each of the Transaction Agreements and the Insider Letter has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxiv)	The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its Amended and Restated Memorandum and Articles of Association or similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (collectively, a “Regulatory Authority”) or (E) any decree, judgment or order applicable to it or any of its properties or assets.

(xxv)	The execution, delivery and performance of each Transaction Agreement and the Insider Letter, the issuance and sale of the Securities contemplated hereby and the consummation of the other transactions contemplated by the Transaction Agreements and the Insider Letter do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness or other financing instrument (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness or other financing instrument under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of the Company) (A) the Amended and Restated Memorandum and Articles of Association or similar organizational document of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority or (E) any decree, judgment or order applicable to the Company or any of its properties or assets.

(xxvi)	No approval, authorization, license, registration, qualification, decree, consent or order of or filing with any Regulatory Authority or approval of the shareholders of the Company is necessary or required in connection with the execution, delivery and performance of any Transaction Agreement or the Insider Letter, the issuance and sale of the Securities contemplated hereby or the consummation by the Company of the other transactions contemplated by the Transaction Agreements and the Insider Letter, other than (A) registration of the offer and sale of the Securities under the Act, which has been effected, (B) any necessary qualification under the state or non-U.S. securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (C) under the FINRA and Nasdaq rules.

(xxvii)	The Company has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

(xxviii)	There are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority,

(xxix)	Friedman LLP, whose report on the consolidated financial statements of the Company is included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xxx)	The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The supporting schedules included in the Registration Statement, the Disclosure Package and Prospectus, if any, present fairly in all material respects the information set forth therein. The other financial and statistical data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxxi)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been, whether or not arising in the ordinary course of business, (A) any Material Adverse Effect, (B) any transaction which is material to the Company, (C) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company that is material to the Company, (D) any change in the share capital of, or other equity interests in, or outstanding indebtedness of, the Company or (E) any dividend or distribution of any kind declared, paid or made on the share capital of, or other equity interests in, the Company.

(xxxii)	The Company (A) is not, and (B) at any time at or prior to the Time of Purchase or after giving effect to the offer and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiii)	The Company leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company does not own any property.

(xxxiv)	All tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xxxv)	The Company maintains effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-l 5 under the Exchange Act) to the extent required by such rules.

(xxxvi)	As of the Effective Date and the date of the closing of the Offering, the Securities will have been authorized for listing on the Nasdaq Capital Market and no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to effect, the listing of the Securities on the Nasdaq Capital Market.

(xxxvii)

(xxxviii)	The Company and its directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder, solely to the extent that such provisions have been applicable to the Company.

(xxxix)	Each forward-looking statement contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith.

(xl)	All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xli)	None of the Company, or, to the knowledge of the Company after reasonable inquiry, the Sponsor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”). The Company, the Sponsor, and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and reasonably expected to ensure, continued compliance therewith.

(xlii)	The operations of the Company and, to the knowledge of the Company after reasonable inquiry, the Sponsor and other affiliates of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or Regulatory Authority involving the Company or the Sponsor with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.

(xliii)	None of the Company, or, to the knowledge of the Company after reasonable inquiry, the Sponsor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsor is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds from its sale of Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that is then the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person or entity.

(xliv)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(xlv)	The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xlvi)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with the Underwriters or any bank, lending or other affiliate of the Underwriters and (B) does not intend to use any of the proceeds from its sale of Securities contemplated hereby to repay any outstanding debt owed to the Underwriters or any affiliate of the Underwriters.

(xlvii)	All information contained in the questionnaires (the “FINRA Questionnaires”) completed by the Sponsor and, to the Company’s knowledge, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(xlviii)	The Company has not identified or selected any acquisition target. Prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Time of Purchase, neither the Company nor anyone on its behalf will have: (A) initiated or had any substantive discussions, directly or indirectly, with any potential business combination target or (B) undertaken or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(xlix)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (A) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) to any person that has been accepted by FINRA as a member of FINRA (a “Member”): or (C) to any person or entity that has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(l)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(li)	Except as disclosed in the FINRA Questionnaires provided to the Underwriters, to the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(lii)	Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market), (lv) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(liii)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a “related person” (as defined under the FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(liv)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net proceeds from the Offering, not including underwriting compensation, are intended to be: (1) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (2) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (1) the Member will be an affiliate of the Company; (2) the Member will become publicly owned; or (3) the Company will become a Member or form a broker-dealer subsidiary.

(lv)	The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(lvi)	No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lvii)	Upon delivery and payment for the Units at the Time of Purchase, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

3. Certain Covenants of the Company. The Company agrees:

(a) The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430A, and will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with any offer or sale of Securities. The Company will effect all filings required under Rule 424(b) and Rule 430A in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirement of Rule 430A, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will comply with the Act so as to permit the completion of sales of Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Act (“Rule 172”), would be) required by the Act to be delivered in connection with any offer or sale of Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representatives or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Company shall not file, use, authorize or approve the use of, or refer to, any such amendment or supplement to which the Representatives or counsel for the Representatives shall object.

(c) The Company will give the Representatives written notice of its intention to prepare, file, use, authorize or approve the use of, or refer to, any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, will furnish the Representatives with copies of any such document a reasonable amount of time prior to such proposed filing, use, authorization, approval or reference, as the case may be, and will not file, use, authorize or approve the use of, or refer to, any such document to which the Representatives or counsel for the Representatives shall object.

(d) The Company has furnished or will deliver to the Representatives and counsel for the Representatives, on request and without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Representatives and counsel for the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will furnish to the Representatives, without charge, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, such number of copies of the Prospectus (as amended or supplemented) as the Representatives may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, will, subject to Sections 3(b) and 3(c) hereof, file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods prescribed by, and meeting the requirements of, the Exchange Act. Additionally, the Company shall report the use of the net proceeds from the sale of any Securities as may be required under the Act, including, if applicable, Rule 463 of the Act.

(g) The Company will use its best efforts, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Securities contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Representatives the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(i) The Company will use its best efforts to effect and maintain the listing of the Securities on, and satisfy the requirements of, Nasdaq (or another U.S. national securities exchange).

(j) Intentionally omitted.

(k) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Insider Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company will not make any offer relating to the Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(m) The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or a violation of Regulation M under the Exchange Act.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication any event shall have occurred or occurs or development shall have existed or exists as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) The Company will promptly notify the Representatives in writing if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 3(j) hereof.

(p) For a period commencing on the Effective Date and ending the earlier of five (5) years from the date of the consummation of the Company’s initial Business Combination or such earlier time at which the Liquidation occurs or the Company is acquired or completes a going private transaction in a transaction where the Ordinary Shares are no longer outstanding (as applicable, the “Termination Date”), the Company will use its best efforts to maintain the registration of the Units (unless all of the Units have been separated in connection with or prior to the Company’s initial Business Combination), Ordinary Share and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Ordinary Share or Warrants under the Exchange Act prior to the Termination Date without the prior written consent of the Representatives.

(q) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Time of Purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the Time of Purchase. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Time of Purchase, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 1(c) hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(r) Until the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(s) Until the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(t) Until the Termination Date, the Company shall retain a transfer and warrant agent and until the Rights are exchanged to Ordinary Shares, the Company shall retain a right agent.

(u) The Company will not consummate a Business Combination with any entity that is affiliated with any Initial Shareholder or any of the Company’s officers or directors unless it (or a committee of independent and disinterested directors) obtains an opinion from an independent accounting firm or an independent investment banking firm which is a member of FINRA that such Business Combination is fair to the Company from a financial point of view. Other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf; and (ii) may be repaid loans as described in the Registration Statement.

(v) The Company will apply the net proceeds from the Offering received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(w) For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with its initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(x) The Company shall advise FINRA, the Representatives and its counsel if it is aware that any 5% or greater shareholder of the Company (other than the Representatives) becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(y) The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(z) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes, and (ii) to pay shareholders who properly redeem their public shares in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company has not completed an initial Business Combination within twenty-four (24) months from the closing of the Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $50,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(aa) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants and Private Shares outstanding from time to time.

(bb) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(cc) Prior to the consummation of a Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(dd) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ee) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences

(ff) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of Nasdaq.

(gg) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Amended and Restated Memorandum and Articles of Association, as amended.

(hh) Prior to the consummation of a Business Combination or the Liquidation, the Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders.

(ii) The Company may consummate its initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (i) the aggregate amount then on deposit in the Trust Account representing (A) the proceeds held in the Trust Account from the Offering and the sale of the Private Shares and (B) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (ii) the total number of Public Shares then issued and outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of the Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Shares and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (II) the total number of Public Shares then issued and outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the issued and outstanding shares voted by the shareholders at a duly-held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering (or such longer period as may be approved by the Company’s shareholders), the Company will (X) cease all operations except for the purpose of winding up, (Y) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (Z) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under the laws of its jurisdiction of incorporation to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Company will not propose any amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the issued and outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering, as described in Section [36.2] of the Amended and Restated Memorandum and Articles of Association unless the Company offers the right to redeem the Public Shares in connection with such amendment.

(jj) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the Company’s consummation of a Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Underwriters with a draft of the Business Combination Announcement and provide the Underwriters with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Underwriters’ standard policies regarding confidential information.

(kk) Upon the consummation of its initial Business Combination, the Company will pay to the Underwriters the Deferred Discount, including the Option Deferred Discount, if applicable. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twelve (12) months from the closing of the Offering (or up to 18 months, if the Company extends the time that it needs to consummate an initial Business Combination), the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ll) Until the earliest of (i) the date on which the Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on Nasdaq (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(mm) Intentionally omitted.

4. Covenant to Pay Costs. (a) The Company agrees to pay, or cause to be paid, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Representatives (including costs of mailing and shipment), (ii) the printing, registration, issue, sale and delivery of the Securities and the Private Shares, including any stock or transfer taxes and stamp or similar duties payable upon the registration, sale, issuance or delivery of the Securities to the Representatives, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, and Powers of Attorney and Custody Agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Representatives (including costs of mailing and shipment), (iv) the qualification of the Securities for offer and sale under state or non-U.S. laws and the determination of their eligibility for investment under state or non-U.S. law (including the legal fees and filing fees and other disbursements of counsel for the Representatives) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Representatives, (v) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Securities by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Representatives relating to FINRA matters, (vii) the fees and disbursements of the transfer agent and registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Securities to prospective investors and the Representatives’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers and other representative of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) fees, expenses and disbursements relating to background checks of the Company’s directors and management team; and (x) the performance of the Company’s other obligations hereunder; provided however, that all such costs and expenses pursuant to this Section 4 and otherwise which are incurred by the Representatives shall not exceed $100,000 in the aggregate (less any advances against out-of-pocket expenses, which shall be reimbursable to the extent such out-of-pocket expenses are not actually incurred). The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the fees and expenses set forth above to be paid by the Company to the Representatives and others, as agreed to by the Company in writing

(b) If this Agreement is terminated by the Representatives , the Company shall reimburse the Representatives for all of its reasonably incurred out-of-pocket expenses, including the fees and disbursements of counsel to the Representatives; provided that such reimbursement shall not exceed $100,000.

5. Conditions of the Representatives Obligations. The obligations of the Representatives hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in certificates of any officer or other representative of the Company and delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement, including the Rule 462(b) Registration Statement, if any, is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened or contemplated. The Company shall have filed with the Commission each preliminary prospectus and the Prospectus in the manner and within the time period required by Rule 424(b) and Rule 430A, or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Representatives.

(b) At the Time of Purchase and any Option Securities Settlement Date, the Representatives shall have received written opinion or opinions and 10b-5 letter of each of (i) Hunter Taubman Fischer & Li LLC, counsel to the Company, and (ii) Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, each dated such date, and in such form and substance satisfactory to the Representatives.

(c) At the Time of Purchase and any Option Securities Settlement Date, the Representatives shall have received a 10b-5 letter of Winston & Strawn LLP, counsel to the Representatives, dated such date, with respect to such matters as the Representatives may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representative of the Company and certificates of public officials.

(d) On the date of this Agreement, the Representatives shall have received a letter from Friedman LLP, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e) At the Time of Purchase and any Option Securities Settlement Date, the Representatives shall have received from Friedman LLP a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(d) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase or such Option Securities Settlement Date, as the case may be.

(f) At the Time of Purchase, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect set forth in Exhibit A hereto.

(g) On the date of this Agreement, at the Time of Purchase and on any Option Securities Settlement Date, the Securities shall have been duly listed, and admitted and authorized for trading, on Nasdaq, subject only to official notice of issuance.

(h) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(i) On the Effective Date, the Company shall have delivered to the Representatives executed copies of each of the Transaction Agreements and the Insider Letter.

(j) At least one Business Day prior to the Time of Purchase, the Sponsor shall have caused the purchase price for the Private Shares to be wired to the trustee to deposit such funds, into the Trust Account and to hold such funds in escrow therein.

(k) At the Time of Purchase and any Option Securities Settlement Date, counsel for the Representatives shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Representatives, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the offer and sale of the Securities as contemplated herein shall be satisfactory in form and substance to the Representatives and counsel to the Representatives.

(l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Purchase, and any such termination shall be without liability of any party to any other party except the provisions of Sections 2, 4, 8, 11, 12 and 13 hereof shall remain in full force and effect notwithstanding such termination.

6. Effective Date of Agreement; Termination. (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Representatives may terminate this Agreement at any time at or prior to the Time of Purchase, by notice to the Company, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been any Material Adverse Effect, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the Offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE American or any tier of the Nasdaq Stock Market, Inc., or the establishment by the Commission or FINRA of minimum or maximum prices on any of such stock exchanges, (B) a suspension or material limitation in trading in the Company’s securities on Nasdaq, (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere if the effect of any such event specified in this clause (D), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the completion of the Offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (E) the Company is in material breach of any of its representations, warranties or covenants hereunder.

(c) In the event of any termination under Section 6(b) hereof, neither party will have any liability to the other party hereto, except as set forth in Section 4 hereof, and provided further that the provisions of Sections 2, 8, 11, 12 and 13 hereof shall remain in effect.

7. Intentionally omitted.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriters, its partners, directors, officers and members, any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Underwriters, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation and the fees and disbursements of counsel chosen by the Underwriters) whatsoever, as incurred, which the Underwriters or any such person may incur insofar as such loss, damage, expense, liability or claim arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or arises out of, relates to or is based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriters Information furnished in writing by the Underwriters to the Company expressly for use in, the Registration Statement (or any amendment thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Written Testing-the-Waters Communication, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any information provided to investors by, or with the approval of, the Company, including, without limitation, any investor presentations, or arises out of, relates to or is based on any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriters Information furnished in writing by the Underwriters to the Company expressly for use in, such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriters agree to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, the Company or any such person may incur insofar as such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning the Underwriters furnished in writing by the Underwriters to the Underwriters for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning the Underwriters furnished in writing by the Underwriters to the Underwriters for delivery to the Company expressly for use in, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any party required to provide indemnification under this Agreement (as applicable, the “indemnifying party”), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission or failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party otherwise than under this Section 8. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall any indemnifying party be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding or Proceedings. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under the applicable subsections above or insufficient to hold an indemnified party harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities (net of underwriting discounts received by the Underwriters but before deducting expenses) received by the Company and the underwriting discounts received by the Underwriters bear to the aggregate initial public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

For purposes of this Section 8, each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Underwriters’ partners, directors, officers, members and affiliates shall have the same rights to contribution as the Underwriters; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) Each of the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. Notwithstanding the provisions of this Section 8, Underwriters shall not be required to contribute any amount in excess of the total underwriting discounts received by the Underwriters in connection with Securities underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The provisions contained in this Section 8, as well as the representations, warranties and covenants of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, its partners, directors, officers members or affiliates or any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. The Company agrees promptly to notify the Underwriters of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s directors or officers in connection with the sale and delivery of the Securities or with the Registration Statement, the Disclosure Package or the Prospectus.

9. Information Furnished by the Underwriters. The statements set forth under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the stabilization activities that may be undertaken by the Underwriters, constitute the only “Underwriter Information” for purposes hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile or email transmission and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to it c/o US Tiger Securities, Inc., 437 Madison Avenue, 27th Floor, New York, New York 10022, Attention: Tony Tian, email: tony.tian@ustigersecurities.com; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 48 Bridge Street, Building A, Metuchen, NJ 08840, Attention: Yang (Shayla) Sun.

11. Governing Law: Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. The Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject by suit upon such judgment.

13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of Securities, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Company further acknowledges and agrees that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or other equity owners or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company agrees that the Underwriters are not acting as fiduciary of the Company and the Underwriters have not assumed or will assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters). The Company waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts: Electronic Signatures. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “signed,” “execution,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf’, “tif’ or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the respective businesses and/or assets of the Underwriters and the Company.

17. Recognition of the U.S. Special Resolution Regimes. In the event that the Underwriters are a Covered Entity and become subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriters of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Underwriters are a Covered Entity or a BHC Act Affiliate of the Underwriters and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriters are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k): (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b): (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b): or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b): (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable: and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The Remainder of This Page Intentionally Left Blank: Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a valid and legally binding agreement between the Company and the Underwriters.

Very truly yours,

JADE VALUE ACQUISITION CORPORATION

By:
Name:
Title:

X-1

Accepted and agreed to as of the date first above written

US TIGER SECURITIES, INC.

By:
Name:
Title:

EF HUTTON,

division of Benchmark Investments, LLC

By:
Name:
Title:

X-2

Schedule A

Underwriter	Number of Underwritten Securities to be Purchased
US Tiger Securities, Inc.
EF Hutton, division of Benchmark Investments, LLC
Total	7,500,000

A-1

Schedule B

TIME OF DELIVERY INFORMATION

Jade Value Acquisition Corporation priced 7,500,000 units at $10.00 per unit plus an additional 1,125,000 units if the underwriters exercise their over-allotment option in full.

The amounts in the Trust Account may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from US Tiger Securities, Inc., 437 Madison Avenue, 27th Floor, New York, New York 10022.

B-1

Exhibit A

The certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company shall be to the effect that the signers of such certificate have carefully examined the Registration Statement, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)	the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Purchase with the same effect as if made at the Time of Purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

(ii)	no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)	since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

A-1